Exhibit 5.1

717 Texas Avenue, 16th Floor
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
March 5, 2010	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
Plains Exploration & Production Company	Los Angeles	Tokyo
700 Milam, Suite 3100	Madrid	Washington, D.C.
Houston, TX 77002	Milan

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Plains Exploration & Production Company, a Delaware corporation (the “Company”), and the entities listed on Schedule I hereto (collectively, the “Guarantors”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus.

The Registration Statement registers the offering and sale of (i) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued pursuant to (a) the senior indenture, dated as of March 13, 2007, among the Company, the Guarantors parties thereto and Wells Fargo Bank, N.A., as trustee, a copy of which is attached as Exhibit 4.1 to the Registration Statement, and one or more supplemental indentures thereto (collectively, the “Senior Indenture”) or (b) a subordinated indenture to be entered into among the Company, the Guarantors parties thereto and Wells Fargo Bank, N.A., as trustee, a form of which is attached as Exhibit 4.2 to the Registration Statement, and one or more supplemental indentures thereto (collectively, the “Subordinated Indenture”); (ii) guarantees of the Debt Securities (the “Guarantees”) by the Guarantors; and (iii) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”). The Debt Securities, Guarantees and Common Stock are collectively referred to as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors, and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the general corporation law of the state of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal laws or the laws of any local agencies within any state.

Plains Exploration & Production Company

March 5, 2010

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1)	When the Subordinated Indenture has been duly authorized by all necessary corporate or limited liability company action of the Company and the Guarantors and duly executed and delivered, and when the specific terms of a particular Debt Security and Guarantee have been duly established in accordance with the terms of the Senior Indenture or Subordinated Indenture, as applicable, and authorized by all necessary corporate or limited liability company action of the Company and the Guarantors, and such Debt Security and such Guarantee have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Senior Indenture or Subordinated Indenture, as applicable, and in the manner contemplated by the Registration Statement and/or the applicable prospectus and by such corporate or limited liability company action, (i) such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and (ii) such Guarantee will be a legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

(2)	When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the applicable prospectus and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

Plains Exploration & Production Company

March 5, 2010

With your consent, we have assumed (i) that each of the Debt Securities and the Guarantees and the indentures and supplemental indentures governing such securities (collectively, the “Documents`) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company and the Guarantors, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

Plains Exploration & Production Company

March 5, 2010

Schedule I

Name of Registrant Guarantor	State or other Jurisdiction of Incorporation or Organization
Arguello Inc.	Delaware
Latigo Petroleum, Inc.	Delaware
Plains Acquisition Corporation	Delaware
Plains Resources Inc.	Delaware
Pogo Partners, Inc.	Texas
Pogo Producing Company LLC	Delaware
PXP Aircraft LLC	Delaware
PXP Gulf Coast LLC	Delaware
PXP Louisiana L.L.C.	Delaware
PXP Louisiana Operations LLC	Delaware